Exhibit 99.1

For Immediate Release

Contact Information:

Vikas Arora

831-333-2000

varora@excelligencemail.com

Excelligence Learning Corporation Announces

Appointment of New Chief Financial Officer

Diane Kayser to Join Management Team; Richard Delaney to Remain as Board Member

Monterey, Calif. — August 13, 2004 — Excelligence Learning Corporation (NASDAQSC: LRNS), a growing leader in developing, manufacturing and distributing educational products to the early childhood and elementary school markets, today announced the appointment of Diane Kayser to the position of Chief Financial Officer effective as of the last day of employment of its current Chief Financial Officer, Richard Delaney, whose employment agreement expires on August 31, 2004. In this role, Ms. Kayser will be responsible for all financial functions at Excelligence, including investor relations. She brings to Excelligence 17 years of financial and operational experience with large multi-channel retailers. Ms. Kayser will play an integral role in managing the Company’s communications effort with the investment community and providing guidance on financial matters.

Ms. Kayser, a designated CPA in the state of Ohio, has held management positions with The Limited, Footlocker and, most recently, Eddie Bauer, where she served as Vice-President of Financial Planning. Ms. Kayser was brought in to aid turnaround efforts to allow Eddie Bauer to better evaluate its financial options. In prior experience as an independent consultant, she offered significant financial and operational management services to a number of start-up and rapid growth companies. Her experience includes acting as Chief Financial Officer for a client, Thor Equities, a New York-based real estate developer.

Ms. Kayser will be replacing Mr. Delaney, who has served as the Company’s Chief Financial Officer since September 1, 2001. The Company and Mr. Delaney mutually agreed in late 2003 that it was in the best interest of all concerned not to enter into a new employment agreement. Having recently been re-elected to the Company’s Board of Directors at the 2004 annual stockholder meeting, Mr. Delaney will remain as a director through the 2007 annual meeting of stockholders. In addition, through the remainder of the month, Mr. Delaney will work with Ms. Kayser to ensure a smooth transition.

“We are extremely pleased to announce the appointment of Diane Kayser as Excelligence’s new CFO,” said Ron Elliott, Excelligence’s CEO. “Diane’s experience with multi-channel retailers made her the ideal candidate for this position. We look forward to continued growth and increasing profitability under Diane’s leadership over our financial team. Her expertise and approach will make her a valuable part of our management team.” In commenting on her appointment, Ms. Kayser remarked, “I look forward to joining this dynamic, ‘customer-focused’ team to tap this Company’s great potential. Our mutual goal is to provide continued strong, profitable growth and a raised awareness in the investment community.”

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY EXCELLIGENCE, ITS DIRECTORS AND/OR ITS EXECUTIVE OFFICERS) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, INCLUDING THIRD QUARTER AND FULL YEAR 2004 EXPECTATIONS, FINANCIAL PROJECTIONS, SUCH AS PROJECTIONS OF REVENUE, STATEMENTS OF MANAGEMENT’S PLANS, OBJECTIVES OR EXPECTATIONS, INFORMATION REGARDING NEW PRODUCTS OR SERVICES, STATEMENTS OF BELIEF AND OTHER MATTERS RELATING TO EXPECTATIONS AND STRATEGIES REGARDING THE FUTURE. ALTHOUGH EXCELLIGENCE BELIEVES THAT THE CURRENT EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, SUCH FORWARD-LOOKING INFORMATION IS SUBJECT TO IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS AND THERE CAN BE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY EXCELLIGENCE. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXCELLIGENCE’S EXPECTATIONS ARE SET FORTH AS RISK FACTORS IN THE COMPANY’S SECURITIES AND EXCHANGE COMMISSION REPORTS AND FILINGS, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. THESE FILINGS MAY BE VIEWED FREE OF CHARGE AT WWW.SEC.GOV. THE COMPANY DOES NOT UNDERTAKE TO UPDATE ITS FORWARD-LOOKING STATEMENTS, EXCEPT TO THE EXTENT THAT THE COMPANY IS REQUIRED TO DO SO UNDER APPLICABLE LAW.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products which are sold to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With proprietary product offerings and a multi-channel distribution strategy, the Company helps to further children’s education and to reinforce the connection between children’s learning at school and at home. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels to early childhood professionals and parents. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. These products are then resold as a fundraising device for the benefit of a particular school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

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